UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 1, 2008
Date of Report (Date of earliest event reported)

2020 CHINACAP ACQUIRCO, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33799	20-5500605
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

c/o Surfmax Corporation
221 Boston Post Road East
Suite 410

Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

(508) 624-4948
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2008, 2020 ChinaCap Acquirco, Inc. (the “Company”) issued a promissory note of $150,000 to 2020 International Capital Group Limited, a Cayman Islands company (“2020 International”). George Lu, our Chairman and Chief Executive Officer, Louis Koo, our Chief Financial Officer and a director, Yuxiao Zhang, our Executive Director, Vice President and a director, and Jianming Yu, a director, directly or indirectly own 49.99%, 10.0%, 10.0% and 10.0%, respectively of the common shares of 2020 International and they constitute 80% of the members of the management committee of 2020 International. 2020 International has beneficial ownership of more than 10% of the Company’s outstanding common stock. Prior to the issuance of the promissory note, and upon full disclosure to Board of Directors of the foregoing relationships, the transaction and the terms of the promissory note were approved by disinterested and independent directors of the Board of Directors

The promissory note is non-interest bearing and shall be due and payable on demand or one year from the date of execution, whichever occurs earlier. The Company plans to utilize the proceeds from the promissory note as working capital.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 1, 2008, the Company became obligated on a promissory note for $150,000. The information provided in Item 1.01 is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2020 CHINACAP ACQUIRCO, INC.

Date: August 6, 2008	By:	/s/ Louis Koo
Name: Louis Koo
Title: Vice Chairman and Chief Financial Officer